Exhibit 99.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made as of June 24, 2010, by and among Gregory S. Meyer (“Meyer”) and Blockbuster Inc., a Delaware corporation (the “Company”). Certain terms used herein are defined in Section V.7.

RECITALS

WHEREAS, Meyer is the record owner or beneficial owner (as defined in Section V.7) of certain shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock,” together with Class A Common Stock, and including any securities convertible into, or exercisable or exchangeable for, such Class A Common Stock or Class B Common Stock, “Common Stock”), of the Company;

WHEREAS, Meyer has nominated himself for election to the Board of Directors of the Company (the “Board”) at the Company’s Annual Meeting of Stockholders to be held in 2010 (the “Annual Meeting”);

WHEREAS, Meyer has filed a definitive proxy statement and certain other materials with the Securities and Exchange Commission (the “SEC”) regarding the solicitation of proxies to be used at the Annual Meeting to elect Meyer as a member of the Board;

WHEREAS, Meyer has determined that the best interests of the Company and Meyer would be served by (i) Meyer not engaging in a solicitation of proxies for the Annual Meeting for the election of himself in opposition to Board nominee Gary J. Fernandes (a “Proxy Contest”), (ii) the appointment of Meyer to the Board as provided herein and (iii) the other arrangements set forth herein; and

WHEREAS, the Company has determined that the best interests of the Company and its stockholders would be served by (i) Meyer not engaging in a Proxy Contest in connection with the Annual Meeting, (ii) the appointment of Meyer to the Board as provided herein and (iii) the other arrangements set forth herein.

NOW, THEREFORE, in consideration of the promises, mutual representations, warranties, covenants and agreements herein contained, and the full, complete and timely performance of each and every one of such covenants and agreements, time being of the essence, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and intending to be legally bound hereby, each of the parties hereby agrees as follows:

I.

REPRESENTATIONS AND WARRANTIES

1.	Representations and Warranties of Meyer. Meyer represents and warrants to the Company as follows:

a.	He is a natural person who is competent and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

b.	This Agreement has been duly and validly executed and delivered by Meyer and, assuming due and valid execution and delivery by the Company, constitutes a legal, valid and binding agreement of Meyer, enforceable against him in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, any agreement or instrument to which Meyer is a party or by which Meyer is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Meyer or his shares of Common Stock, except as may be required by federal and state securities laws.

c.	There are no other persons (as defined in Section V.7) who, by reason of their personal, business, professional or other arrangement, relationship or affiliation with Meyer, whether written or oral and whether existing as of the date hereof or in the future, have agreed, explicitly or implicitly, to take any action on behalf of or in lieu of Meyer that would otherwise be prohibited by this Agreement.

d.	As of the date hereof, Meyer beneficially owns an aggregate of 620,000 shares of Class A Common Stock and 25,000 shares of Class B Common Stock (the “Meyer Shares”), free and clear of all liens and encumbrances, and no other person has any beneficial ownership interest in the Meyer Shares. The definitive proxy statement filed with the SEC by Meyer on May 25, 2010 correctly sets forth the beneficial ownership of shares of Common Stock of Meyer. As of the date hereof, neither Meyer nor any affiliate or associate of Meyer beneficially owns any equity or debt securities of the Company or any subsidiary, other than the foregoing, and neither Meyer nor any affiliate or associate of Meyer has any rights, options or agreements to acquire or vote any other shares of Common Stock or other securities of the Company.

2.	Representations and Warrants of the Company. The Company represents and warrants to Meyer as follows:

a.	The Company has been duly organized, and is validly existing and in good standing, under the laws of the State of Delaware, and has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

b.	This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid execution and delivery by Meyer, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, the articles of incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which the Company is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company, except as may be required by federal and state securities laws.

II.

BOARD OF DIRECTORS AND MANAGEMENT

1.	Annual Meeting.

a.	At the Board’s meeting to be held on June 24, 2010, pursuant to the powers granted to it under the Amended and Restated Bylaws of the Company, the Board shall take the necessary action to increase the size of the Board from seven to eight members and to immediately appoint Meyer to fill the vacancy resulting from such Board increase as a director whose term shall expire at the annual meeting of the Company’s stockholders to be held in 2011.

b.	The Board shall have no obligation to nominate Meyer for election to the Board at any annual meeting of the Company’s stockholders or, other than pursuant to Section II.1.a, to appoint Meyer to fill any vacancy on the Board.

c.	Meyer agrees to provide the Company with such information concerning him as is required under the proxy rules of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), in connection with the preparation and filing of the Company’s proxy statement relating to any annual meeting of stockholders at which Meyer shall stand for election, if nominated for election by the Board.

d.	The Company and Meyer agree that, while serving as director or committee member, Meyer shall have the same legal duties, obligations and responsibilities and the same rights and privileges as the other non-employee directors and committee members of the Company, including (without limitation) the right to expense reimbursement, director compensation, notice, indemnification, confidentiality, trading blackouts, insider trading policies, and other trading restrictions and access to Company information and personnel.

2.	Other Obligations. Upon execution of this Agreement, Meyer shall not engage in any further solicitation of proxies in connection with the Annual Meeting.

III.

STANDSTILL AND VOTING AGREEMENT

1.	Standstill Provisions.

a.	Meyer agrees that the “Standstill Period” shall commence on the date of this Agreement and shall terminate ninety (90) days following the date on which Meyer ceases to serve on the Board for any reason.

b.	Meyer agrees that, during the Standstill Period, without the prior written consent of the Board specifically expressed in a resolution adopted by a majority of the directors of the Company who are not Meyer or affiliates or associates of Meyer or members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in which Meyer or any of his affiliates or associates is a member, Meyer shall not, directly or indirectly:

(i)	acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any Common Stock or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise)) any Common Stock if, after giving effect to any such acquisition (or intended, offered or proposed acquisition), Meyer would beneficially own shares of Common Stock in excess of the Ownership Limit (as defined in Section V.7), provided that, for purposes of calculating the number of shares beneficially owned by Meyer, all shares of Common Stock beneficially owned by Meyer shall be aggregated with, and deemed to include, all shares of Common Stock beneficially owned by Meyer and his affiliates and associates, or (B) any other Voting Securities (as defined in Section V.7), or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise) any other Voting Securities, in either case of clauses (A) or (B) other than Common Stock or other Voting Securities (I) received as a result of a stock dividend, stock distribution or stock split, (II) issued by the Company in connection with any reorganization or recapitalization of the Company or (III) received by Meyer as compensation for his services as a director of the Company;

(ii)	solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a “participant” in a “solicitation” (as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Common Stock or other Voting Securities, or execute any written consent in lieu of a meeting of the holders of the Common Stock or other Voting Securities or grant a proxy with respect to the voting of the Common Stock or other Voting Securities to any person other than to the Board or persons appointed as proxies by the Board;

(iii)	initiate, propose or submit one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal;

(iv)	seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders;

(v)	form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring holding, voting or disposing of any securities of the Company;

(vi)	vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board; provided that this clause (vi) shall not restrict Meyer from nominating himself to the Board and voting in favor of his election to the Board;

(vii)	except as specifically provided in Section II of this Agreement, seek, alone or in concert with others, to place a representative or other affiliate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(viii)	deposit any Common Stock or other Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof, except as set forth in Section III.3;

(ix)	acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

(x)	other than at the direction of the Board, seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company;

(xi)	take any action, alone or in concert with any other person, advise, finance, assist or participate in or encourage any person to take any action which is prohibited to be taken by Meyer or any of his affiliates or associates pursuant to this Agreement, or make any investment in or enter into any arrangement with, any other person that engages, or offers or proposes to engage in any of the foregoing;

(xii)	disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing; or

(xiii)	take any action challenging the validity or enforceability of any provisions of this Section III;

provided, however, that nothing in this Section III.1 or elsewhere in this Agreement shall (I) prohibit Meyer from (y) taking any action or making any statement at any meeting of the Board or of any committee thereof; or (z) making any statement to the Chief Executive Officer, the Chief Financial Officer or any director of the Company; (II) prohibit Meyer from making any statement or disclosure required under the federal securities laws or other applicable laws or (III) prohibit Meyer from exercising his duties and obligations as a director of the Company.

2.	Transfer Limitations. During the Standstill Period, without the Company’s prior written consent, Meyer shall not, directly or indirectly, sell, pledge, encumber, transfer, or otherwise dispose of, or agree to sell, pledge, encumber, transfer or otherwise dispose of, any interest in his shares of Common Stock or any other Voting Securities (a “Disposition”); provided, however, that Meyer may effect a Disposition:

a.	to any Market Maker (as defined in Section V.7) or any other person other than a person who Meyer has reason to believe (after due inquiry, other than in connection with an unsolicited broker transaction), based upon the most recent publicly available information or, in the absence of public information, to the best of his actual knowledge, would beneficially own immediately after any such sale, pledge, encumbrance, transfer or other disposition more than 4.99% of the outstanding Voting Securities;

b.	in a registered broad-distribution underwritten public offering;

c.	to the Company;

d.	pursuant to any tender or exchange offer which is recommended by the Board;

e.	to any corporation, partnership or other entity wholly-owned by Meyer, provided that such corporation, partnership or other entity either (i) enters into a standstill agreement with the Company containing terms and conditions substantially equivalent to those in this Agreement or (ii) is and remains during the term of this Agreement an affiliate of Meyer; or

f.	to any trust the sole beneficiaries of which are family members or any charitable trust or charitable foundation established Meyer, provided that such trust, charitable trust or charitable foundation either (i) enters into a standstill agreement with the Company containing terms and conditions substantially equivalent to those in this Agreement or (ii) is and remains during the term of this Agreement an affiliate of Meyer.

3.	Voting.

a.	Meyer agrees that, during the Standstill Period, he will be present, in person or represented by proxy, at all stockholder meetings of the Company so that all Common Stock or other Voting Securities beneficially owned by him and his affiliates and Voting Associates (as defined in Section V.7) may be counted for the purpose of determining the presence of a quorum at such meetings.

IV.

ADDITIONAL AGREEMENTS

1.	Press Releases; Public Statements. Upon the execution of this Agreement, the Company shall issue a mutually acceptable press release as soon as is practicable and no event later than 9:45 a.m. Central Time on June 25, 2010, the form of which is attached hereto as Exhibit A. Neither the Company nor Meyer nor any of their respective affiliates or representatives shall issue any other press release or other publicly available document that is inconsistent with, or is otherwise contrary to, the statements in such Company press release. The Company shall make all filings with the SEC appropriate in connection with the execution of this Agreement, including a Current Report on Form 8-K. Meyer thereafter shall not during the Standstill Period issue any press release, grant any interviews with the press or any other person or otherwise make any public statements with respect to the Company or the subject matter hereof unless the Company shall have agreed in form and substance to the contents thereof prior such issuance.

2.	Withdrawal of Notice. Upon execution of this Agreement, Meyer shall be deemed to have withdrawn his request made by letter dated February 25, 2010, giving notice to the Company of his intention to nominate himself at the Annual Meeting.

3.	Mutual Releases. In consideration of the provisions of this Agreement:

a.	Meyer, on behalf of himself, each of his affiliates and each of their respective successors, assigns, heirs, beneficiaries, attorneys, partners, limited partners, stockholders, members, managers, employees and agents (collectively, the “Meyer Releasors”), hereby releases and forever discharges the Company and each and all of its directors, officers, employees, subsidiaries, agents, managers, representatives, legal and financial advisors and affiliates, and any heirs, executors, administrators, successors and assigns of any such persons (the “Meyer Releasees”), from all actions, causes of action, proceedings, suits, claims, debts, damages, judgments, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, remedies, extents, executions, liens, liabilities and demands whatsoever, in law or equity, whether known or unknown (collectively, “Claims”), which any of the Meyer Releasors ever had, now has or hereafter can, shall or may have, against the Meyer Releasees for, upon, by reason of or otherwise relating to any public statements (whether oral or written) made by the Company or any of its officers, directors, employees or agents at any time prior to the date of this Agreement; provided, however, that this release shall not include any Claims arising out of or relating to the negotiation, execution or performance of this Agreement.

b.	The Company, on behalf of itself, each of its affiliates and each of their respective successors, assigns, heirs, beneficiaries, attorneys, partners, limited partners, stockholders, members, managers, employees and agents (collectively, the “Company Releasors”), hereby releases and forever discharges Meyer from all Claims which the Company Releasors ever had, now has or hereafter can, shall or may have against Meyer, for, upon, by reason of or otherwise relating to any public statements (whether oral or written) made by Meyer prior to the date of this Agreement; provided, however, that this release shall not include any Claims arising out of or relating to the negotiation, execution or performance of this Agreement.

c.	Nothing in this Agreement shall be deemed to limit, release or waive the right of any party hereto to enforce any and all terms of this Agreement.

d.	Each of the parties hereto acknowledges that it has read the contents of the foregoing general release, that it has had the opportunity to review such general release with legal counsel of its choice, that it understands the same and that it has given such general release of its own free act and deed.

4.	Negative Remarks.

a.	Meyer hereby agrees that, during the Standstill Period, he will not, and shall cause his agents and representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or to malign, harm, disparage, defame or damage the reputation or good name of the Company, its business or any of the Company Representatives, and/or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential and/or proprietary information of the Company or its subsidiaries or affiliates.

b.	The Company hereby agrees that, during the Standstill Period, the Company will not, and shall cause its agents and representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, Meyer, or to malign, harm, disparage, defame or damage the reputation or good name of Meyer, his business (if applicable) or any of his agents or representatives.

c.	Notwithstanding the foregoing provisions of this Section IV.4, in the event that Meyer, on the one hand, or the Company, on the other hand, breaches any provision of this Agreement (including, without limitation, in the case of Meyer, his obligations under the provisions of Section III, and, in the case of the Company, its obligations under the provisions of Section II.1), then all obligations of the nonbreaching party pursuant to this Section IV.4 shall terminate automatically without any further action by any party to this Agreement.

5.	Specific Performance. The Company and Meyer acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company and Meyer, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action instituted in any federal or state court of the United States having subject matter jurisdiction.

6.	Material Nonpublic Information. In connection with this Agreement and Meyer’s ongoing relationship with the Company, there may be instances in which material nonpublic information concerning the Company will be divulged to Meyer by the Company. Meyer and his representatives expressly acknowledge that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Meyer acknowledges that he will be subject to the Company’s insider trading and disclosure policies, as in effect from time to time, at any time while he is serving on the Board to the same extent as the other directors of the Company. To the extent SEC Regulation FD may apply, in accordance with Section 243.100(b)(2)(ii) of Regulation FD, Meyer expressly agrees to maintain in confidence all material nonpublic information concerning the Company.

7.	Permitted Communications. Notwithstanding any of the provisions of this Agreement to the contrary, no provision of this Agreement shall prohibit any party from (a) filing any documents required by the SEC, provided that the content of any document so filed does not violate any of the other terms and conditions of this Agreement unless such content constitutes disclosure required by any securities laws or rules or regulations promulgated from time to time by the SEC, (b) responding to any legal subpoena, (c) enforcing any rights of such party under this Agreement or (d) in the case of the Company, issuing any press releases for the purpose of disclosing material information under federal or state securities laws.

8.	Proxy Solicitation Expenses. Meyer will be responsible for all fees and expenses incurred in connection with the preparation of proxy statements and the solicitation of proxies thereunder, including, without limitation, legal and accounting fees and the fees of the proxy solicitor retained by Meyer.

9.	Compliance by Affiliates and Associates. To the extent that Meyer is bound by any covenant or agreement contained in this Agreement, he shall cause, to the extent he has the legal right or authority, each of his affiliates and associates to abide by such covenant or agreement as if such affiliate or associate were Meyer himself and a signatory to this Agreement. To the extent that Meyer does not have such legal right or authority to cause an affiliate or associate to so abide by such covenant or agreement, he shall use his best efforts to cause such affiliate or associate to abide by such covenant or agreement as if such affiliate or associate were Meyer himself and a signatory to this Agreement. With respect to any specific matter submitted to a vote or consent of any of the Company’s holders of Common Stock, to the extent that Meyer does not have the right or authority to vote, or consent in respect of, any shares of Common Stock beneficially owned by him, he shall use his best efforts to cause the person who has such right or authority to vote or consent, as applicable, in accordance with the recommendation of the Board on such matter.

V.

MISCELLANEOUS

1.	Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous negotiations, representations, discussions or agreements by the parties hereto concerning the subject matter hereof.

2.	Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

3.	Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed and delivered (including by facsimile transmission) by the parties, and each such executed counterpart (including any counterparts executed and delivered by facsimile transmission) shall be an original instrument.

4.	Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (a) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (b) when sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (c) when served, if delivered personally to the intended recipient, or (d) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed:

if to the Company to:

Blockbuster Inc.

1201 Elm Street

Dallas, TX 75270

Attn: Rod J. McDonald, Vice President, Secretary & General Counsel

Fax:(214) 854-3271

and if to Meyer as follows:

Gregory S. Meyer

245 Eighth Avenue, #108

New York, NY 10011

Fax:(212) 202-4760

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

5.	Successors and Assigns. This Agreement shall bind the successors and permitted assigns of the parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other parties hereto.

6.	Governing Law. This Agreement shall be governed by and constructed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of the laws principles thereof.

7.	Certain Terms. As used herein, the following terms shall have the meanings ascribed to them:

a.	“affiliate” and “associate” shall have the meanings set forth in Rule 12b-2 under the Exchange Act; provided that, for purposes of this Agreement, the term “associate” shall also be deemed to include such person’s spouse, parents, minor children and siblings;

b.	“beneficial owner,” “beneficially own,” and “beneficial ownership” shall be determined as set forth under Rule 13d-3 under the Exchange Act; provided that, a person shall be deemed to be the beneficial owner of all shares of Common Stock or other Voting Securities which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional;

c.	“business day” shall mean any day other than any Saturday, Sunday, or day on which commercial banks in New York, New York are authorized or required to be closed;

d.	“Market Maker” shall mean a market maker with respect to shares of Common Stock of the Company;

e.	“Ownership Limit” shall mean, from time to time, a number of shares of Common Stock equal to (i) 4.99% times the then outstanding shares of Common Stock, minus (ii) the number of shares of Common Stock, or direct or indirect interests therein, with respect to which Meyer or any affiliate or associate of Meyer effects, after the date of this Agreement, a Disposition;

f.	“person” shall mean any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

g.	“Voting Associate” shall mean such person’s spouse, parents, children, siblings and trusts or other estates in which such person or any of such person’s Voting Associates has a beneficial interest; and

h.	“Voting Securities” shall mean securities of the Company having the power to vote generally for the election of directors of the Company and any securities convertible into, or exercisable or exchangeable for, such securities, and shall include, without limitation, the Common Stock.

8.	Survival of Representations. All representations and warranties made by Meyer and the Company in this Agreement or pursuant hereto shall survive the date hereof.

9.	Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

10.	Interpretation. Each of the undersigned parties hereby acknowledges that such parties fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof. Whenever the words “include” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

11.	Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

12.	No Third Party Beneficiaries. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person (other than Meyer and the Meyer Releasees as provided in Section IV.3) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

13.	Attorneys’ Fees. In the event of any dispute or controversy arising out of this Agreement or in connection with the interpretation of any term or condition of this Agreement, the enforcement of this Agreement, damages for breach of any provision hereof, or in the situation where any provision of this Agreement is validly asserted as a defense, the prevailing party shall be entitled to recover costs of suit, including reasonable attorneys’ fees actually incurred, from the other party in addition to any other available remedy.

14.	Term. All obligations of the parties under this Agreement shall expire on the fifteenth anniversary of the date of this Agreement unless any such obligation expires prior to such fifteenth anniversary date pursuant to the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

BLOCKBUSTER INC.

By:	/s/ Rod J. McDonald
Name:	Rod J. McDonald
Title:	Vice President, Secretary & General Counsel

GREGORY S. MEYER

/s/ Gregory S. Meyer
Gregory S. Meyer

SIGNATURE PAGE

TO

SETTLEMENT AGREEMENT